Exhibit 10.72

THIRD LOAN AMENDMENT AND EXTENSION AGREEMENT

This Third Loan Amendment and Extension Agreement (this “Agreement”), dated as of August 28, 2014, is entered into by and among Location Based Technologies, Inc., a Nevada corporation (“Borrower”) and James A. Heer and Kristina S. Heer (“Lender”).

RECITALS:

WHEREAS, the Lender has loaned Twenty-Five Thousand Dollars ($25,000) to Borrower, under in accordance with a mutually executed promissory note dated July 9, 2012, as amended on July 9, 2013 and January 9, 2014; and

WHEREAS, Borrower and Lender wish enter into to a third amendment to the above-referenced Promissory Note to include additional terms regarding extension; and

WHEREAS, the Borrower and Lender agree to amend the terms of the above-referenced Promissory Note Agreement in accordance with the provisions hereof.

NOW THEREFORE, in consideration of the foregoing promises and the mutual covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Promissory Note as follows:

AGREEMENT:

1.

Terms of Repayment and Prepayment. Principal of and interest on this Note shall be due and payable in full on August 28, 2015 (the "Maturity Date"). In additional Borrower reserves the right to prepay this Note (in full or in part) at any time.

3.

Conversion. At any time and from time to time this Note shall be convertible, in whole or in part, into shares of the Company’s Common Stock (“Conversion Shares”) at the option of the Lender. The Lender shall effect conversions by delivering written notice to the Company specifying therein the principal amount of this Note to be converted. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note to be converted plus any accrued but unpaid interest thereon, by (y) the Conversion Price, where the “Conversion Price” shall equal $0.225. The Conversion Price shall be appropriately and equitably adjusted following any stock splits, stock dividends, spin-offs, distributions and similar events. The Conversion Shares shall be duly and validly issued, fully paid and non-assessable and, following the applicable Rule 144 holding period, freely tradable. The Lender shall receive the stock certificate(s) within ten (10) business days following the date of conversion

Intentionally Left Blank

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of August 28, 2014.

The “Borrower”

LOCATION BASED TECHNOLOGIES, INC.

David M. Morse CEO & Co-President

The “Lender”

James A. Heer

Kristina S. Heer